UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

CrossAmerica Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 West Hamilton Street, Suite 500

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica”)(NYSE:CAPL), a publicly traded Delaware limited partnership, is owned and controlled by CST Brands, Inc. (“CST Brands”)(NYSE:CST), a publicly traded Delaware corporation.

CST Brands had previously entered into an agreement to purchase, effective November 1, 2014 (the “Closing Date”), the convenience store assets, franchisor rights and associated trademarks of Nice N Easy Grocery Shoppes (“Nice N Easy”). Based in Canastota, NY, Nice N Easy operates 77 corporate and franchise stores in Central New York. CST Brands purchased the retail operations at the 32 company-operated sites and certain other assets. Effective on the Closing Date, CST Brands assigned the real property, including underground storage tanks and canopies relating to 23 fee sites of Nice N Easy to Lehigh Gas Wholesale Services Inc. (“LGWS”), a wholly owned subsidiary of CrossAmerica, and the fuel distribution agreements with respect to 24 Nice N Easy operated sites to Lehigh Gas Wholesale LLC (“LGW”), also a wholly owned subsidiary of CrossAmerica (collectively, the “Assignment”), for an aggregate cash consideration of $65 million (the “Purchase Price”). CrossAmerica funded the Purchase Price with borrowings under its credit facility. LGWS will lease the acquired real estate to a subsidiary of CST Brands, which will operate the sites. In addition, LGW has entered into a wholesale fuel distribution agreement with a subsidiary of CST Brands operating the acquired sites.

On October 28, 2014, the Executive Committee of the board of directors of CST Brands approved the Assignment and the amount of the Purchase Price, subject to adjustment as approved by the conflicts committee of the board (“Board”) of directors of the General Partner (the “CrossAmerica Conflicts Committee”).

The CrossAmerica Conflicts Committee approved the Purchase Price, subject to adjustments to the amount of the Purchase Price and to the terms of the associated lease and wholesale fuel distribution agreements, with such adjustments subject to approval by the CrossAmerica Conflicts Committee. The CrossAmerica Conflicts Committee is composed of three members of the Board who are not officers or employees of the General Partner or of any of its affiliates, including CST Brands, and who meet the independence standards required of audit committee members as established by the Securities and Exchange Commission and the New York Stock Exchange.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 3, 2014, the Partnership issued a press release announcing the transactions described above in Item 1.01. The press release, attached hereto as Exhibit 99.1 and incorporated by reference, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits

(a)(4) The financial statements, if any, required by this item will be filed by amendment no later than 71 calendar days after the date this initial report must be filed.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CrossAmerica Partners LP
	By:	CrossAmerica Partners GP LLC
its general partner

Dated: November 3, 2014	By:	/s/ Gérard J. Sonnier
		Name:	Gérard J. Sonnier
		Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated November 3, 2014